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                                                                   Exhibit 12


                        CERTIFICATE OF SOLE SHAREHOLDER

     Fund Asset Management, LP, the holder of the shares of common stock indicated below, par value $0.0001 per share, of Mercury QA Equity Series, Inc., a Maryland Corporation (the "Corporation"), does hereby confirm to the Corporation its representation that it purchased such shares for investment purposes, with no present intention of redeeming or reselling any portion thereof.

                                                    FUND ASSET MANAGEMENT, LP

                                                    By: PRINCETON SERVICES, INC.
                                                    GENERAL PARTNER

                                                    By
                                                      --------------------------


Dated:               , 2000
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
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
                                        Number of Class    Number of Class  Number of Class  Number of Class
Name of Fund                                 I Shares         A Shares         B Shares         C Shares
------------------------------------------------------------------------------------------------------------
 Mercury QA Large Cap Core Fund                2,500            2,500            2,500            2,500
------------------------------------------------------------------------------------------------------------
 Mercury QA Large Cap Value Fund               2,500            2,500            2,500            2,500
------------------------------------------------------------------------------------------------------------
 Mercury QA Large Cap Growth Fund              2,500            2,500            2,500            2,500
------------------------------------------------------------------------------------------------------------
 Mercury QA Mid Cap Fund                       2,500            2,500            2,500            2,500
------------------------------------------------------------------------------------------------------------
 Mercury QA Small Cap Fund                     2,500            2,500            2,500            2,500
------------------------------------------------------------------------------------------------------------
 Mercury QA International Fund                 2,500            2,500            2,500            2,500
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